Exhibit 10.1

THIRD AMENDMENT TO OPTION AND PROJECT EVALUATION AGREEMENT

THIS THIRD AMENDMENT TO THE OPTION AND PROJECT EVALUATION AGREEMENT (the "Third Amendment") is entered into effective July 31, 2026 (the "Amendment Effective Date"), by and among Foothills Rare Earths, LLC, a North Carolina limited liability company ("FRE US"), Foothills Rare Earths Limited, an Australian limited liability company ("FRE"), Southeast Metals LLC, a Virginia limited liability company ("SEM"), Robert B. Cook, James E. Bond, Richard B. Gilliam, and H. Ross Arnold (each a "Member" and collectively, the "Members"). The parties to this Agreement are each referred to as a "Party" and collective the "Parties".

WITNESSETH:

WHEREAS, the Parties entered into that certain Option and Project Evaluation Agreement (the "Option") effective as of December 11, 2020; and

WHEREAS, the Parties entered into that First Amendment to the Option and Project Evaluation Agreement (the "First Amendment") effective as of December 11, 2023; and

WHEREAS, the Parties entered into that Second Amendment to the Option and Project Evaluation Agreement (the "Second Amendment") effective as of July 17, 2025; and

WHEREAS, the Parties desire to change the terms of the Option, as amended, to grant an option to acquire and assume the Weyerhaeuser Mining Lease between Weyerhaeuser Company and Southeast Metals LLC dated effective October 1, 2020 (“Property Agreement”) as listed in Exhibit B of the Option instead of the option to acquire 100% of the ownership interests of SEM; and

WHEREAS, in order for FRE and FRE US to timely exercise the option by July 31, 2026, the Parties agree to replace all terms of the Option, as amended (the “Agreement”) which are inconsistent with the below new terms of exercise.

NOW THEREFORE, pursuant to the provisions of Section 12(c) of the Option, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.
Replacement of Certain Terms of the Option, as Amended
1.1.
In order to effectuate the transition from an option to acquire the ownership interests of SEM to an option to acquire and assume the Property Agreement, the Parties agree that the terms of the Agreement which are inconsistent with the terms hereof are hereby replaced in their entirety. From and after the date hereof, all prior terms and conditions inconsistent with the terms hereof are superseded by the new terms of exercise set forth below.

2.
Grant and Exercise of Purchase Option
2.1.
Subject to and upon the terms and conditions of this amendment, SEM hereby grants to FRE US the exclusive and continuing option (but not obligation) up to and through August 1, 2026 (the “Option Period”) to acquire and assume (the "Purchase Option") all of SEM's right, title, and interest in, and obligations under, the Property Agreement.
2.2.
FRE US may exercise the Purchase Option at any time during the Option Period. In the event FRE US, in its sole and absolute discretion, desires to exercise the Purchase Option, FRE US shall exercise the Purchase Option by delivering written notice of such exercise (the "Option Notice") to SEM. The date on which FRE US issues the Option Notice shall be the "Exercise Date".

3.
Purchase Price
3.1.
If FRE US exercises its Purchase Option, at Closing, FRE US and FRE (as applicable) shall pay consideration for the assignment of the Property Agreement in two tranches: (1) $600,000 less the $225,000 in total option payments previously paid by FRE to SEM, totaling $375,000 in cash (the “Cash Purchase Price”) and (2) $2,000,000 of Stock as defined below (the "Stock Purchase Price").
3.2.
The Stock Purchase Price shall be paid in fully paid and non-assessable shares of common stock, par value $0.0001 per share, of Rare Earths Americas, Inc. (NYSE: REA) (the “Stock”). The Stock will be issued in a private placement exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and will bear customary restrictive legends. Notwithstanding the foregoing, if at any time within three (3) months following the Closing Date, the Company proposes filing a registration statement on Form S-1 under the Securities Act with respect to an offering of its equity securities or on behalf of existing unregistered shareholders, the Company shall promptly provide written notice to SEM. Upon the written request of SEM delivered within ten (10) days after receipt of such notice, the Company shall include the Stock in such registration statement. The Company agrees that, following the six-month anniversary of the issuance of the Stock, it will cooperate with the Seller to immediately remove the restrictive legends in reliance on Rule 144 under the Securities Act; provided, however, that the Company's obligation to remove such legends is subject to the Seller’s provision of a customary representation letter required by the Company and its transfer agent. The Company shall promptly provide SEM the DRS book entry statement without legends and shall use reasonable efforts to assist SEM in the movement of shares from the transfer agent to its brokerage account.
3.3.
The number of REA Shares to be issued to SEM shall be determined using the volume weighted average of the shares on the NYSE for the 15 trading days immediately prior to (and excluding) the Closing Date, rounded up to next whole share.

4.
Closing of Purchase Option
4.1.
The closing of the assignment of the Property Agreement (the "Closing") shall be held on or before three (3) days after the satisfaction or waiver of the Conditions Precedent in Section 5 hereof, but in no event more than thirty (30) days following the Exercise Date (the "Closing Date").
4.2.
Should the Parties be unable to close due to failure to satisfy the conditions precedent in Section 5(a), the Parties agree to extend the outside Closing Date by an additional thirty (30) days while SEM pursues approval, utilizing best efforts.
4.3.
Unless otherwise agreed, Closing shall take place by the exchange of signatures by facsimile, electronic mail or other electronic transmission.

5.
Conditions Precedent. Closing is conditioned on the satisfaction or waiver of the following:
5.1.
SEM must use commercially reasonable efforts to obtain all approvals required under Section 18.1 of the Property Agreement; and
5.2.
all necessary governmental approvals and consents, if any, for Closing shall have been obtained.

6.
Closing Deliverables.
6.1.
On the Closing Date, FRE US and REA must deliver to SEM:
6.1.1.
the Cash Purchase Price and issue SEM the Stock Purchase Price in REA Shares and register SEM as the holder of the relevant number of REA Shares with its transfer agent. Evidence of execution and transmittal of the transfer agent instructions to issue the REA Shares to SEM shall be conclusive proof of satisfaction of payment of the Stock Purchase Price; and

6.1.2.
FRE US must deliver a fully executed Assignment and Assumption of Lease agreement, in a form reasonably acceptable to SEM, assuming all of SEM's obligations under the Property Agreement as of the Closing Date.
6.2.
On the Closing Date, SEM must deliver to FRE US:
6.2.1.
A fully executed Assignment and Assumption of Lease agreement, in a form reasonably acceptable to FRE US, transferring all of SEM's rights, title, and obligations under the Property Agreement to FRE US as of the Closing Date;
6.2.2.
Written documentation evidencing the consent of Weyerhaeuser Company to the full assignment of the Property Agreement to FRE US, including all rights and extension terms;
6.2.3.
Written documentation from Weyerhaeuser Company confirming that the Property Agreement is valid, in effect and that no grounds for declaring a default under Section 13 of the Property Agreement exist on behalf of Weyerhaeuser as Lessor;
6.2.4.
Possession of all information and other documents held by SEM in connection with the Property Agreement;
6.2.5.
A Section 4(a)(2) Investor Certificate signed by SEM; and
6.2.6.
A Seller’s Closing Statement shall be executed and provided to FRE US and FRE as to the following:
6.2.6.1.
That SEM has complied, and the Members have caused SEM to comply, in all material respects with the Property Agreement, including without limitation, as it may be amended, modified, or supplemented from time to time;
6.2.6.2.
That no uncured breach of warranty or the other terms and provisions of the Option, as amended, by SEM or the Members shall have occurred and be ongoing;
6.2.6.3.
That, to the knowledge of SEM and its members, there has been no material change in zoning or environmental regulations affecting the real property underlying the Property Agreement; and
6.2.6.4.
No law, regulation or order exists that renders it impossible or impracticable, to the knowledge of SEM and its Members, to commercially exploit and mine rare earths metals on the real property underlying the Property Agreement.

7.
Rights of FRE RE Following Exercise Date. During the period following the Exercise Date and before Closing, FRE US shall retain all of the rights and benefits granted to FRE US under Section 4 of the Option Agreement and continue to pay all obligations related to the Covered Property (as defined in the Option Agreement).

8.
Amendment Effective Date. This Third Amendment shall be effective upon the Amendment Effective Date.

9.
Conflict of Terms. In the event of any conflict between the terms of the Option and the terms hereof, the terms of this Third Amendment shall control.

10.
No Further Amendment. Except as amended hereby and in the First Amendment and Second Amendment, the Option has not been further amended or modified, and remains in full force and effect, including but not limited to the obligations of FRE in Section 5(b)(c). This Third Amendment shall constitute an amendment of the Option and shall be fully incorporated into and subject to the terms and provisions thereof.

11.
Counterparts. This Third Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed an original, but all of which shall constitute one and the same instrument.

12.
Electronic Signatures. Any counterpart of this Third Amendment which is delivered by facsimile transmission or electronic mail shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings related to this Third Amendment.

13.
Mutual Representation as to Authority. Each individual whose signature appears below warrants and represents to all parties hereto that such individual has full right and authority to execute this Third Amendment in the capacity designated, and further warrants and represents that such signatures are sufficient to bind the party on whose behalf this Third Amendment is being executed to the terms and provisions hereof.

IN WITNESS WHEREOF, the Parties have executed this Third Amendment by their duly authorized representatives as of the Amendment Effective Date.

FRE US:

Foothills Rare Earths, LLC

By: /s/ Donald Swartz ___________

Name: Donald Swartz

Title: Manager

FRE:

Foothills Rare Earths Limited

By: /s/ Donald Swartz ___________

Name: Donald Swartz

Title: Manager

SEM:

Southeast Metals LLC

By: /s/ Bart L Graham _

Name: Bart L Graham

Title: Assistant Manager

MEMBERS:

/s/ Robert B. Cook ____________

Robert B. Cook

/s/ James E. Bond

James E. Bond

By: Richard Gilliam under Power of Attorney.

/s/ Richard Gilliam

Richard Gilliam

/s/ H. Ross Arnold

H. Ross Arnold